Cumulus Media Reports Operating Results for the Second Quarter 2026

ATLANTA, GA — August 14, 2026: Cumulus Media Inc. (OTC: CMLS.Q) (the "Company," "Cumulus Media," "we," "us," or "our") today announced operating results for the three and six months ended June 30, 2026.

Mary G. Berner, President and Chief Executive Officer of Cumulus Media, said, "We are pleased to report our second quarter earnings. With our plan of reorganization confirmed by the court and the FCC approval process well underway, we are positioned to emerge from Chapter 11 with a stronger balance sheet to capitalize on future market opportunities."

Operating Summary (dollars in thousands, except percentages and per share data):

For the three months ended June 30, 2026, the Company reported net revenue of $167.9 million, a decrease of 9.7% from the three months ended June 30, 2025, net loss of $9.2 million and Adjusted EBITDA of $16.0 million.

For the six months ended June 30, 2026, the Company reported net revenue of $332.4 million, a decrease of 11.0% from the six months ended June 30, 2025, net loss of $26.1 million and Adjusted EBITDA of $18.7 million.

As Reported	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	% Change
Net revenue	$167,907	$186,017	(9.7)%
Net loss	$(9,210)	$(12,821)	28.2%
Adjusted EBITDA (1)	$16,026	$22,358	(28.3)%
Basic loss per share	$(0.52)	$(0.74)	29.7%
Diluted loss per share	$(0.52)	$(0.74)	29.7%

As Reported	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	% Change
Net revenue	$332,354	$373,366	(11.0)%
Net loss	$(26,072)	$(45,188)	42.3%
Adjusted EBITDA (1)	$18,715	$25,877	(27.7)%
Basic loss per share	$(1.48)	$(2.61)	43.3%
Diluted loss per share	$(1.48)	$(2.61)	43.3%
(1)Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see "Non-GAAP Financial Measures."

Revenue Detail Summary (dollars in thousands):

As Reported	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025	% Change
Broadcast radio revenue:
Spot	$81,449	$91,151	(10.6)%
Network	21,412	27,286	(21.5)%
Total broadcast radio revenue	102,861	118,437	(13.2)%
Digital	38,712	38,832	(0.3)%
Other	26,334	28,748	(8.4)%
Net revenue	$167,907	$186,017	(9.7)%

As Reported	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025	% Change
Broadcast radio revenue:
Spot	$149,195	$172,115	(13.3)%
Network	54,414	71,219	(23.6)%
Total broadcast radio revenue	203,609	243,334	(16.3)%
Digital	72,250	75,397	(4.2)%
Other	56,495	54,635	3.4%
Net revenue	$332,354	$373,366	(11.0)%

Balance Sheet Summary (dollars in thousands):

	June 30, 2026	December 31, 2025
Cash and cash equivalents	$61,111	$81,979
Term Loan due 2026 (3)	$1,203	$1,203
Senior Notes due 2026 (2)(3)	$22,697	$22,697
Term Loan due 2029 (2)(3)(4)	$311,845	$323,569
Senior Notes due 2029 (2)(3)(4)	$306,375	$318,225
2020 Revolving credit facility (3)(5)	$57,028	$55,000

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
Capital expenditures	$3,200	$5,528

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
Capital expenditures	$7,093	$11,068
(2) In conjunction with the Chapter 11 Bankruptcy filing, the Company wrote off the remaining balance of unamortized debt issuance costs of $1.9 million to Reorganization items, net within the Condensed Consolidated Statement of Operations during the first quarter of 2026. Debt issuance costs were excluded as of December 31, 2025.
(3) In connection with the Chapter 11 Bankruptcy filing, certain debt has been reclassified to Liabilities Subject to Compromise in the Company's Condensed Consolidated Balance Sheet as of June 30, 2026.
(4) The exchange offer was accounted for as a debt modification resulting in a prospective yield adjustment and the carrying value was not changed. The $33.1 million difference between the principal amounts exchanged and the resulting principal amounts was being amortized to interest expense (thereby reducing interest expense) over the life of the debt. In conjunction with the Chapter 11 Bankruptcy filing, the Company wrote off the remaining balance of $22.5 million to Reorganization items, net within the Condensed Consolidated Statement of Operations during the first quarter of 2026.
(5) In the second quarter of 2026, a lessor drew $2.0 million on an outstanding letter of credit to partially satisfy its outstanding damages claim in connection with the rejection of its lease in the Chapter 11 Cases.

Pending Chapter 11 Reorganization
As previously announced, on March 4 and 5, 2026, the Company and certain of its subsidiaries filed voluntary petitions to commence prepackaged Chapter 11 proceedings (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). On April 13, 2026, the Company and certain of its subsidiaries filed the Modified Joint Prepackaged Chapter 11 Plan of Reorganization of Cumulus Media Inc. and Its Debtor Affiliates (as may be amended or supplemented from time to time in accordance with its terms, the “Plan”). On April 15, 2026, the Bankruptcy Court entered an order confirming the Plan. The Company expects that the effective date of the Plan will occur once all conditions precedent to the Plan, including, without limitation, the receipt of FCC approval and any other necessary regulatory approvals, have been satisfied or waived. The Chapter 11 Cases are being jointly administered under the caption In re Cumulus Media, et al., Case No. 26-90346. Additional information regarding the Chapter 11 Cases is available at www.cumulus.com/restructuring.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to our future operating, financial, and strategic performance and our plans and objectives. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to differ from those contained in or implied by the forward-looking statements as a result of various factors. Such factors include, among others, risks and uncertainties related to our ability to obtain the receipt of FCC approval of the Plan and to satisfy or obtain waivers of the other conditions precedent to the Plan's effectiveness, and the timing thereof, the implementation of our strategic operating plans, the continued uncertain financial and economic conditions, the rapidly changing and competitive media industry, and the economy in general. We are subject to additional risks and uncertainties described in our quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" sections contained therein. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could cause our actual results, performance, financial condition or achievements to differ materially from those expressed or implied by such forward-looking statements. Cumulus Media assumes no responsibility to update any forward-looking statements, which are based upon expectations as of the date hereof, as a result of new information, future events or otherwise.

About Cumulus Media
Cumulus Media is an audio-first media company delivering premium content to a quarter billion people every month — wherever and whenever they want it. Cumulus Media engages listeners with high-quality local programming through 384 owned-and-operated radio stations across 84 markets; delivers nationally-syndicated sports, news, talk, and entertainment programming from iconic brands including the NFL, the NCAA, the Masters, US Soccer, AP News, and the Academy of Country Music Awards, across more than 7,800 affiliated stations through Westwood One, a leading national audio network; and inspires listeners through the Cumulus Podcast Network, an established and influential platform for original podcasts that are smart, entertaining, and thought-provoking. Cumulus Media provides advertisers with personal connections, local impact and national reach through broadcast and on-demand digital, mobile, social, and voice-activated platforms, as well as integrated digital marketing services, powerful influencers, full-service audio solutions, industry-leading research and insights, and live event experiences. For more information visit www.cumulusmedia.com.

Non-GAAP Financial Measures
From time to time, we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Consolidated adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA") is a financial metric by which management and the chief operating decision maker allocate resources of the Company and analyze the performance of the Company as a whole. Management also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and the funding of our non-operating expenses including debt service and acquisitions. In addition, consolidated Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our credit agreements.

In determining Adjusted EBITDA, we exclude the following from net loss: interest, taxes, depreciation, amortization, stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, restructuring costs, reorganization items, net, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any.

Management believes that Adjusted EBITDA, with and excluding impact of political advertising, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. Management has also observed that Adjusted EBITDA, with and excluding impact of political advertising, is routinely utilized to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, management believes that investors consider these metrics to be extremely useful.

The Company presents revenue, excluding impact of political revenue. As a result of the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting net revenue, excluding impact of political revenue, provides useful information to investors about the Company’s revenue growth comparable from period to period.

We refer to Adjusted EBITDA, with and excluding the impact of political advertising and net revenue, excluding the impact of political revenue, as the "Non-GAAP Financial Measures." Non-GAAP Financial Measures should not be considered in isolation or as a substitute for net income, net revenue, operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Non-GAAP Financial Measures may be defined or calculated differently by other companies and, therefore, comparability may be limited.

For further information, please contact:
Cumulus Media Inc.
Investor Relations Department
IR@cumulus.com
404-260-6600

Supplemental Financial Data and Reconciliations

Cumulus Media Inc.
(Debtor-In-Possession)
Unaudited Condensed Consolidated Statements of Operations
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenue	$167,907	$186,017	$332,354	$373,366
Operating expenses:
Content costs	55,625	59,426	121,517	138,757
Selling, general & administrative expenses	85,856	93,227	170,260	186,606
Depreciation and amortization	12,305	14,016	24,582	28,790
Corporate expenses	11,397	11,218	24,655	22,518
Stock-based compensation expense	(63)	574	472	1,423
Restructuring costs	542	2,358	15,421	4,826
(Gain) loss on sale or disposal of assets or stations	(82)	100	(458)	122
Impairment of assets held for sale	—	1,420	—	1,420
Total operating expenses	165,580	182,339	356,449	384,462
Operating income (loss)	2,327	3,678	(24,095)	(11,096)
Non-operating expense:
Reorganization items, net	(7,580)	—	14,432	—
Interest expense	(3,044)	(16,307)	(15,088)	(32,329)
Interest income	—	202	184	288
Other expense, net	(32)	(22)	(84)	(32)
Total non-operating expense, net	(10,656)	(16,127)	(556)	(32,073)
Loss before income taxes	(8,329)	(12,449)	(24,651)	(43,169)
Income tax expense	(881)	(372)	(1,421)	(2,019)
Net loss	$(9,210)	$(12,821)	$(26,072)	$(45,188)

The following tables reconcile net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the periods presented herein (dollars in thousands):

As Reported	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
GAAP net loss	$(9,210)	$(12,821)
Income tax expense	881	372
Non-operating expense, net (includes net interest expense)	3,076	16,127
Depreciation and amortization	12,305	14,016
Stock-based compensation expense	(63)	574
(Gain) loss on sale or disposal of assets or stations	(82)	100
Reorganization items, net	7,580	—
Impairment of assets held for sale	—	1,420
Restructuring costs	542	2,358
Non-routine legal expenses	842	42
Franchise taxes	155	170
Adjusted EBITDA	$16,026	$22,358

As Reported	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
GAAP net loss	$(26,072)	$(45,188)
Income tax expense	1,421	2,019
Non-operating expense, net (includes net interest expense)	14,988	32,073
Depreciation and amortization	24,582	28,790
Stock-based compensation expense	472	1,423
(Gain) loss on sale or disposal of assets or stations	(458)	122
Reorganization items, net	(14,432)	—
Impairment of assets held for sale	—	1,420
Restructuring costs	15,421	4,826
Non-routine legal expenses	2,325	42
Franchise taxes	468	350
Adjusted EBITDA	$18,715	$25,877

The following tables reconcile the as reported net revenue and as reported Adjusted EBITDA, both including and excluding the impact of political, for the periods presented herein (dollars in thousands):

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
As reported net revenue	$167,907	$186,017
Political revenue	(2,173)	(1,149)
As reported net revenue, excluding impact of political revenue	$165,734	$184,868

	Three Months Ended June 30, 2026	Three Months Ended June 30, 2025
As reported Adjusted EBITDA	$16,026	$22,358
Political EBITDA	(1,956)	(1,034)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$14,070	$21,324

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
As reported net revenue	$332,354	$373,366
Political revenue	(3,492)	(1,981)
As reported net revenue, excluding impact of political revenue	$328,862	$371,385

	Six Months Ended June 30, 2026	Six Months Ended June 30, 2025
As reported Adjusted EBITDA	$18,715	$25,877
Political EBITDA	(3,143)	(1,783)
As reported Adjusted EBITDA, excluding impact of political EBITDA	$15,572	$24,094